EXHIBIT 10

AMENDMENT NO. 1 to STOCK PURCHASE AGREEMENT

This Amendment No. 1 to Stock Purchase Agreement (this “Amendment”) dated June 24, 2013 is executed by and among (i) on one side as sellers (A) Avisep, S.A. de C.V. a company organized under the laws of Mexico (the “Primary Seller”), and (B) Bevisep, S.A. de C.V. a company organized under the laws of Mexico (each a “Seller” and, collectively, “Sellers”); and (ii) on the other side as purchasers (A) The Sherwin-Williams Company, a corporation incorporated under the laws of the State of Ohio, U.S. (“Primary Purchaser”), and (B) Sherwin-Williams (Caribbean) N.V., a corporation incorporated under the laws of Curacao (each a “Purchaser” and, collectively, “Purchasers” and, together with the Sellers, the “Parties”).
WITNESSETH
WHEREAS, the Parties entered into that certain Stock Purchase Agreement (the “Agreement”), dated November 9, 2012, pursuant to which the Sellers agreed to sell and the Purchasers agreed to purchase all of the issued and outstanding shares representing the capital stock of Consorcio Comex, S.A. de C.V. and Conaxe, S.A. de C.V.; and
WHEREAS, the Parties desire to amend the Agreement pursuant to the terms set forth in this Amendment.
NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the Parties, intending to be legally bound, agree as follows:
1. Section 2.2(a) of the Agreement is hereby deleted and the following shall be inserted and substituted therefore.
“On the terms and subject to the conditions of this Agreement, Sellers agree to sell to Purchasers, and Purchaser agrees to purchase from Sellers, the Shares, free and clear of any Liens, for a purchase price of $1,871,935,132 (the “Purchase Price”). The Purchase Price is subject to adjustment pursuant to Section 2.3.”
2. Section 2.2(b) of the Agreement is hereby deleted and the following shall be inserted and substituted therefore.
“At the Closing, Purchasers shall pay to Sellers an amount equal to (i) $1,740,710,132 less (ii) the Golden Parachute Obligations as a partial payment of the Purchase Price (the “Closing Payment”). The Closing Payment shall be made by wire transfer of immediately available funds to an account designated by each of the Sellers in writing to Purchasers at least three (3) Business Days prior to the Closing. The Closing Payment and any Purchase Price Adjustment shall be allocated among Sellers (with respect to their Shares in the Company) as set forth on Exhibit B.”
3. Section 7.1(ii)(B) of the Agreement is hereby deleted and the following shall be inserted and substituted therefore.
“the Closing Date shall not have occurred on or prior to August 31, 2013 (the “End Date”); provided, that neither Party may terminate this Agreement pursuant to this Section 7.1(ii) if such Party is in material breach of this Agreement;”

4. All capitalized terms used in this Amendment and not defined herein shall have the meaning assigned to such terms in the Agreement.
5. This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument. Signed counterparts of this Amendment should be delivered by facsimile or by scanned.pdf image.
6. THIS AMENDMENT AND THE LEGAL RELATIONS BETWEEN THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE UNITED MEXICAN STATES, WITHOUT REGARD TO THE CONFLICT OF LAWS RULES THEREOF.
IN WITNESS WHEREOF, Sellers and Purchasers execute this Amendment as of the date first above written.
SELLERS

AVISEP, S.A. DE C.V.

By: /s/ Marcos Achar Levy
Title: Attorney-in-fact

BEVISEP, S.A. DE C.V.

By: /s/ David Achar Contreras
Title: Attorney-in-fact

PURCHASERS

The Sherwin-Williams Company

By: /s/ C.M. Connor
Name: C. M. Connor
Title: Chairman and Chief Executive Officer

Sherwin-Williams (Caribbean) N.V.

By: /s/ C.M. Connor
Name: C. M. Connor
Title: Director